EXHIBIT 10.2

* CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

AMENDMENT TO OFFICER`S EMPLOYMENT AGREEMENT	DIENSTVERTRAGSÄNDERUNG VORSTANDSMITGLIED
Adtran Networks SE, Martinsried/Meiningen
- hereinafter the "Company" –	- im Folgenden die "Gesellschaft" -
represented by the Supervisory Board	vertreten durch den Aufsichtsrat
and	und
Mr./Herrn Ulrich Dopfer 1710 Bucks Club Drive, Alpharetta, Georgia, 30005 USA
- hereinafter: the "Officer" -	- im Folgenden: das "Vorstandsmitglied" –

1. Preamble	1. Präambel
The Officer has been a Chief Officer of the Company since January 1, 2015. The existing Officer’s Employment Agreement is limited in time and will end on December 31, 2024.	Das Vorstandsmitglied ist seit 1. Januar 2015 Mitglied des Vorstands der Gesellschaft. Der bestehende Dienstvertrag mit dem Vorstandsmitglied ist befristet und endet mit Ablauf des 31. Dezember 2024.
In its meeting on February 13, 2024, the Supervisory Board resolved to extend the appointment as Chief Officer of the Company until December 31, 2025 and to amend his remuneration.	In seiner Sitzung vom 13. Februar 2024 hat der Aufsichtsrat beschlossen, die Bestellung als Mitglied des Vorstands bis zum 31. Dezember 2025 zu verlängern und seine Vergütung anzupassen.
2. Extension of Term	2. Verlängerung der Laufzeit
2.1 In accordance with the above-mentioned resolution of the Supervisory Board, the Officer’s Employment Agreement shall be extended until December 31, 2025.	2.1 Dem oben erwähnten Beschluss des Aufsichtsrats entsprechend wird der Dienstvertrag mit dem Vorstandsmitglied hiermit bis zum 31. Dezember 2025 verlängert.

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

2.2 The Employment Agreement will end with the expiry of December 31, 2025, without any formal notice being necessary.	2.2 Der Dienstvertrag endet, ohne dass es einer Erklärung einer der Vertragsparteien bedarf, mit Ablauf des 31. Dezember 2025.
3. Remuneration System	3. Vergütungssystem
Section 3.1 b) of the Employment Agreement is amended and restated as follows: 3.1	Die Ziffer 3.1 b) des Dienstvertrags wird wie folgt geändert und neu formuliert: 3.1
b)
Commencing January 1, 2024, the Officer shall receive annual and/or long-term fixed and/or variable bonuses, as well as certain equity or equity-based awards as set out in the attached Exhibit 1 or as set out by separate resolutions of the Supervisory Board.

b)
Ab dem 1. Januar 2024 erhält das Vorstandsmitglied jährliche und/oder langfristige feste und/oder variable Boni sowie bestimmte Aktien oder aktienkursbasierte Prämien, wie in der beigefügten Anlage 1 oder wie in separaten Beschlüssen des Aufsichtsrats dargelegt.

4. Miscellaneous	4. Sonstiges
4.1
Nothing in the Employment Agreement, as amended, shall be construed to prohibit the Officer from having reported or reporting possible violations of federal law or regulation or having filed or filing a charge or complaint with any governmental agency or entity, including, but not limited to the Department of Justice, Equal Employment Opportunity Commission, National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, Congress, the Inspector General or any federal, state or local governmental agency or commission (each, a “Government Agency”). This Employment Agreement does not limit the Officer’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

4.1
Keine Bestimmung des Dienstvertrages in seiner geänderten Fassung ist so auszulegen, dass sie es dem Vorstandsmitglied verbietet, mögliche Verstöße gegen Bundesgesetze oder -vorschriften zu melden oder eine Anzeige oder Beschwerde bei einer Regierungsbehörde oder -stelle einzureichen, einschließlich, aber nicht beschränkt auf das Justizministerium, die Equal Employment Opportunity Commission, das National Labor Relations Board, die Occupational Safety and Health Administration, die Securities and Exchange Commission, den Kongress, den Generalinspektor oder eine Regierungsbehörde oder -kommission auf Bundes-, Landes- oder Kommunalebene (jeweils eine "Regierungsbehörde"). Dieser Dienstvertrag schränkt die Fähigkeit des Vorstandsmitglieds nicht ein, mit einer Regierungsbehörde zu kommunizieren oder anderweitig an einer Untersuchung oder einem Verfahren teilzunehmen, das von einer Regierungsbehörde durchgeführt wird, einschließlich der Bereitstellung von Dokumenten oder anderen Informationen, ohne dass die Gesellschaft davon in Kenntnis gesetzt wird.

4.2
In addition to the Adtran Holdings, Inc. (“Adtran”) Policy for the Recovery of Erroneously Awarded Compensation agreed on November 27, 2023 / December 4, 2023, the malus and clawback clauses provided in Section 5 of the Management Board

4.2
Neben der am 27. November 2023 / 4. Dezember 2023 vereinbarten Adtran Holdings, Inc. (“Adtran”) Policy for the Recovery of Erroneously Awarded Compensation gelten auch die in Ziff. 5 des Vorstandsvergütungssystems, das von der

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

remuneration system approved by the Annual General Meeting on June 28, 2024 ("Remuneration System") also apply.	Hauptversammlung am 28. Juni 2024 gebilligt worden ist ("Vergütungssystem"), vorgesehenen Einbehaltungs- und Rückforderungsklauseln.
4.3 In the event of termination of Management Board contracts, the principles set out in Section 8 of the Remuneration System must be observed with regard to severance payments.	4.3 Bei Beendigung von Vorstandsverträgen sind in Hinblick auf Abfindungen die in Ziff. 8 des Vorstandsvergütungssystems festgelegten Grundsätze zu beachten.
4.4 All other provisions of the existing Employment Agreement, including all subsequent amendments, shall apply without change.	4.4 Im Übrigen findet der bestehende Dienstvertrag einschließlich aller nachfolgenden Änderungen und Ergänzungen unverändert Anwendung.
4.5 Modifications of this Agreement require written form. This shall also apply to the amendment of this clause requiring written form.	4.5 Änderungen dieses Vertrages bedürfen der Schriftform. Dies gilt auch für die Abänderungen dieser Schriftformklausel.
4.6 The German version will be authoritative for the interpretation of this Amendment.	4.6 Für die Auslegung dieses Vertrages ist die deutsche Fassung maßgeblich.

[Signature Page follows]

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

München, 27. August 2024
/s/ Dr. Eduard Scheiterer	/s/ Ulrich Dopfer
Dr. Eduard Scheiterer	Ulrich Dopfer
Chairman of the Supervisory Board

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

Exhibit 1 / Anlage 1

Officer’s Remuneration

1.
Base Salary

The Officer’s Base Salary is USD 410,000 (see Section 3.1 a) of the Amendment of the Officer’s Employment Agreement dated May 26, 2023) (“Base Salary”).

A 25% reduction of the Base Salary for the period between November 1, 2023 and July 31, 2024 (“Base Salary Reduction”) was implemented in order to support cost improvement initiatives. The Compensation Committee of Adtran proposed a mitigating equity grant for the Officer; however, such grant of stock options to the Officer was not possible due to German law. Consequently, the 25% salary reduction in the Officer’s Base Salary was reversed in 2024. The total Base Salary compensation to be paid in 2024 is USD 427,083, inclusive of the USD 410,000 Base Salary and USD 17,083 for the November and December 2023 true-up. For clarification, the 2024 Base Salary true up in an amount of USD 17,083 will not be applicable for the year 2025 or thereafter.

2.
Annual Target Incentive Cash Bonus:

An Annual Target Incentive Cash Bonus (“Annual Cash Bonus”) in amount of 60% of the Base Salary of USD 410,000 that amounts to USD 246,000 (EUR 223.636). This Annual Cash Bonus is calculated based on the achievement of two Company Performance Measurements (“CPM”): 1) Total Company Revenue of Adtran and 2) Total Company Adjusted Earnings before Interest and Taxes ("Adjusted EBIT") of Adtran, each CPM comes with a minimum threshold for payout, a "target", and a maximum, with linear increase for the payout percentage that will be interpolated up to the Maximum based on actual achievement of each CPM and subject to Adtran’s specific terms of the Annual Cash Bonus. The actual payout may be between 0% to 200% of target based on achievement.

3.
Annual Grant time-based RSUs:

An annual grant of time-based restricted stock units ("RSUs”) in a target amount of 40% of Base Salary of USD 410,000 that amounts to USD 164,000 (EUR 149.0911) (“Annual RSU Grant”) with 25% vesting on each of the first four anniversaries of the grant date settled through delivery of one Adtran share of common stock for each vested RSU conditioned upon an existing employment relationship on the applicable vesting date. The grants are subject to Adtran’s specific terms of the Annual RSU Grant, and an exercise profit limitation (Cap) in case of a value increase to 300%

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied between disbursement and conversion, taking into consideration all RSUs allocated within the grant for Officer of USD 492,000.

The Annual RSU Grant for 2024 granted on January 26, 2024 (Employee Grant Number 5801) by Adtran has been adjusted in full due to available equity from 22,466 RSUs down to 13,321 RSUs. Details of this adjustment can be found in the minutes of Company’s Compensation and Nomination Committee and of Company’s Supervisory Board meetings.

4.
Annual Grant market-based PSUs:

An annual grant of market-based performance stock units (“market-based PSU”) in a target amount of 40% of Base Salary of USD 410,000 that amounts to USD 164,000 (EUR 149.0911) with payout based on Adtran’s relative Total Shareholder Return (“TSR”) performance compared to the Nasdaq Telecommunications Index over a 3-year performance period from January 26, 2024, to January 26, 2027 ("Annual PSU Grant”). Depending on Adtran’s relative TSR over the performance period, Officer may earn from 0% of the target number of market-based PSUs if the relative TSR performance is not at least equal to the 30th percentile of the peer group, and 150% of the target number of market-based PSUs if the relative TSR performance of Adtran equals or exceeds the 80th percentile of the peer group, based on the sliding scale where approximately 4.0 % of the target award is earned for each 1 percentile increase up to 100% of the target award and then approximately 2.0% of the target award is earned for each 1 percentile increase up to 150% of the grant. However, there is a 100% payout cap when Adtran’s TSR out-performs the NASDAQ Telecommunications Index, but Adtran’s TSR is negative. The recipients of the market-based PSUs receive dividend credits, provided dividends are declared and paid to shareholders, in cash based on the shares of common stock underlying the market-based PSUs. The grants are subject to an exercise limitation in case of achievement of the 150% maximum target and a share value increase to 200% between disbursement and conversion, taking into consideration all market-based PSUs allocated within the grant (Cap) for Officer of USD 492,000.

The Annual PSU Grant for 2024 granted on January 26, 2024 (Employee Grant Number 5817) by Adtran has been adjusted in full due to available equity from 22,466 RSUs down to 13,321 RSUs. Details of this adjustment can be found in the minutes of Company’s Compensation and Nomination Committee and of Company’s Supervisory Board meetings.

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

5.
Ongoing 3-Year Performance-Based PSUs (for the period ending 31 December 2025):

On May 24, 2023, performance-based performance stock units (“performance-based PSUs”) in a target amount of USD 1,000,000 (EUR 934.579) or 60,205 shares were granted to Officer by Adtran (Employee Grant Number 5220). Pursuant to the terms of the award, shares are eligible to be earned at the end of the 3-year performance period ending on December 31, 2025 based on achievement of Adtran’s Adjusted EBIT of USD[***] during such performance period. The recipients of the performance-based PSUs also receive dividend credits, provided dividends are declared and paid to shareholders, in cash based on the shares of common stock underlying the performance-based PSUs. The grants are subject to an exercise limitation in case of a share value increase to 200% of the originally allocated PSUs between disbursement and conversion, taking into consideration all performance-based PSUs originally allocated (Cap) for Officer’s grant of USD 2,000,000.

6.
Ongoing 2-Year Integration One-Time Bonus (for the period ending 31 December 2024):

A 2-Year-Integration One-Time Bonus in which Officer is eligible to earn 0%, 33%, or 66% of the Base Salary of USD 410,000 (EUR 372.727) in performance-based PSUs (a max of 66% of the Base Salary), as well as between 0% and 66% of the Base Salary in cash (a max of 66% of the Base Salary), leading to a combined payout between 0% and 132% max of the Base Salary depending on synergy savings thresholds/targets and related individual goals. Pursuant to the terms of the award, Adtran pays the cash award, if any, and issues one share of common stock for every earned performance-based PSU, if any, to the Officer after the level of achievement of the performance goal is certified. As a result, Adtran granted the Officer a target amount of 16,291 performance-based PSUs (Employee Grant Number 5214) and a target cash bonus of USD 270,600 on May 24, 2023. The grants are subject to the Integration Bonus Plan and the below individual objectives, as well as an exercise limitation of the maximum target and a share value increase to 200% between disbursement and conversion (Cap) for Officer’s grant beyond USD 820,000.

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

Individual Objectives for Officer:

Exhibit B ADTRAN Holdings, Inc. Integration Bonus Objectives – Uli Dopfer
Key Objective	Measures	Target	Definition / Data Source	Percentage of Target Bonus
HCM implementation with go-live by May 2023	[***]	[***]	Workday	34%

Implement SAP Central Finance and Group Consolidation to become the central tools for external financial reporting and consolidation as per defined plan	[***]	[***]	SAP	33%

Human Resources – NPS for employee satisfaction and engagement improved over integration period	[***]	[***]	Documented survey results	33%

7.
Annual Maximum Remuneration Cap:

The Jährliche Maximalvergütung/Annual maximum remuneration cap for the Officer is EUR 2.800.000.

8.
"Adjusted EBIT"

The term "Adjusted EBIT" is Adtran’s earnings before interest and taxes shown in the audited financial statements of Adtran, adjusted by restructuring costs, acquisition-related costs, amortizations of intangible assets, costs for share-based compensation, non-cash changes in the value of investments within the framework of the Deferred Compensation Plan, and other exceptions established in the individual case. However, according to the VICC, other key figures can also be used as performance criteria.

9.
Miscellaneous

The variable remuneration described in this document is subject to Adtran’s calculations, descriptions, terms of the applicable plans and programs of Adtran, including, without limitation, the ADTRAN HOLDINGS, INC. AMENDED AND RESTATED VARIABLE INCENTIVE COMPENSATION PLAN (VICC), the ADTRAN HOLDINGS, INC. AMENDED AND RESTATED CLAWBACK POLICY, the ADTRAN HOLDINGS, INC. POLICY FOR THE RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE BASED COMPENSATION (“Clawback Policy”), the ADTRAN HOLDINGS, INC. 2024 EMPLOYEE STOCK INCENTIVE PLAN, and subject to Officers’ express approval that will not unreasonably withheld any other current or future plan and its respective amendments where applicable.